UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 6, 2013

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

                             Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

                                (770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Roberts Realty Investors, Inc., the registrant, conducts business through its operating partnership, Roberts Properties Residential, L.P. or its subsidiaries.  We owned Spectrum at the Mall of Georgia, a 30,050 square foot retail center located in Buford, Georgia that secured a $4,691,528 nonrecourse loan.  As we have stated in our annual and quarterly reports, our business plan is to exit the retail shopping center business to focus exclusively on developing, constructing, and managing multifamily apartment communities.  On August 6, 2013, we successfully completed the transfer of the Spectrum retail center to U.S. Bank National Association, the lender, in satisfaction of the $4,691,528 in debt secured by the property.  As a result of this transaction, we have reduced our outstanding debt and accrued interest by $4,985,311 or 24%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: August 8, 2013	By:	/s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer